EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-47528) and Registration Statement (Form S-8 No. 33-26056) both pertaining to the Rollins Retirement Account, of our report dated June 12, 2003, with respect to the financial statements of Rollins 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.


/s/ Ernst & Young LLP
------------------------------
Ernst & Young LLP

Atlanta, Georgia
June 24, 2003


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